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                                                                 Exhibit 10.6(a)

                             PREMIUM STANDARD FARMS


                           DEFERRED COMPENSATION PLAN



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                                TABLE OF CONTENTS

SECTION 1.  ESTABLISHMENT................................................    1

SECTION 2.  DEFINITIONS..................................................    1

SECTION 3.  ELIGIBILITY FOR PARTICIPATION................................    3

SECTION 4.  DEFERRAL OF LTIP COMPENSATION................................    4

SECTION 5.  ELECTIONS OF TIMING AND FORM OF PAYMENT......................    4

SECTION 6.  INVESTMENT OF DEFERRAL AND VESTING ACCOUNTS..................    8

SECTION 7.  DESIGNATION OF BENEFICIARIES.................................    9

SECTION 8.  MERGER, CONSOLIDATION AND SALE OF ASSETS......................   9

SECTION 9.  RIGHTS OF PARTICIPANTS.......................................   10

SECTION 10. ADMINISTRATION..............................................    10

SECTION 11. CLAIMS AND APPEALS..........................................    10

SECTION 12. AMENDMENTS AND TERMINATION..................................    11

SECTION 13. APPLICABLE LAWS.............................................    12

SECTION 14. INCOMPETENCY................................................    12

SECTION 15. EXPENSES....................................................    12

SECTION 16. NOTICES.....................................................    12

SECTION 17.  WITHHOLDING AND DEDUCTIONS..................................   12

SECTION 18.  INVALIDITY OF PROVISIONS....................................   13

SECTION 19.  TAX ADVANTAGES NOT GUARANTEED...............................   13

SECTION 20.  RETURN OF COMPANY CONTRIBUTIONS.............................   13


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                             PREMIUM STANDARD FARMS
                           DEFERRED COMPENSATION PLAN


                            SECTION 1. ESTABLISHMENT

         PREMIUM STANDARD FARMS hereby establishes, effective as of January 1, 2001, a deferred compensation and retirement plan for executives as described herein, which shall be known as the "PREMIUM STANDARD FARMS DEFERRED COMPENSATION PLAN" (hereinafter called the "Plan"). The Plan is intended to constitute an unfunded plan maintained primarily to provide deferred compensation to a select group or management or highly compensated employees.

                             SECTION 2. DEFINITIONS

         2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below:

         (a)      The term "BOARD" means the Board of Directors of the Company.

         (b) The term "BENEFICIARY" means the persons or entities designated pursuant to Section 7 who are to receive, upon a Participant's death, payment of the amounts credited to the Participant's Deferral Account as of the date of his death.

         (c)      The term "CHANGE OF CONTROL" occurs where:

                  (1) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than: (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Securities Exchange Commission Rule 13(d)(3)), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

                  (2) during any period of two consecutive years (not including any period prior to the Effective Date of this Plan), individuals who at the beginning of such period constitute the Board of Directors ("existing directors"), and any new board member ("approved director") (other than a board member designated by a person who has entered into an agreement with the Company to effect a transaction described in subsection (1), (2) or (3) of this subsection (c) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the board


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                           members then still in office who either were board
                           members at the beginning of the period or whose election or nomination for election previously was so approved (existing directors together with approved directors constituting "continuing directors"), cease for any reason to constitute at least a majority of the Board of Directors; or

                  (3) the stockholders of the Company approve a merger or consolidation of the Company with any other person, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities for the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
                           (ii) a merger in which no "person" (as defined in subsection (1)) acquires more than thirty percent (30% of the combined voting power of the Company's then outstanding securities.

                  (4) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).


         (d) The term "COMMITTEE" means the Compensation Committee of, and appointed by, the Board.

         (e) The term "COMPANY" means PREMIUM STANDARD FARMS Inc., a Delaware corporation, and any successor thereto that agrees to assume the liabilities associated with this Plan, as described in Section 8.

         (f) The term "DEFERRAL ACCOUNT" means the account maintained by the Trustee under the Trust, on behalf of a Participant, to which the Company deposits and the Trustee credits at the direction of the Company the LTIP Compensation the Participant elects to defer pursuant to his LTIP Compensation Deferral Election. Although this Plan may refer to a Deferral Account as "the Participant's Deferral Account" or as "his Deferral Account," the amounts credited to such Deferral Account shall at all times be subject to the terms and conditions of the agreement and declaration establishing the Trust, and thus subject to the claims of the Company's general creditors.

         (g)      The term "EXECUTIVE" means an employee of the Company who is:

                  (1) in a select group of management or highly paid employees;


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                  (2)      exempt from the minimum wage and maximum hour
                           requirements of the Fair Labor Standards Act, as described in 29 U.S.C. Section 213(a) and regulations promulgated thereunder; and

                  (3) a "highly compensated employee" within the meaning of Internal Revenue Code Section 414(q). With respect to a newly hired employee, if the employee's annualized projected Compensation for his first calendar year of employment exceed the limit described in Section 414(q)(1)(B)(i), he shall be considered a "highly compensated employee" for such first calendar year of employment, for purposes of this Plan.

         (h) The term "LTIP COMPENSATION" with respect to an active Participant or eligible Executive means the active Participant's or eligible Executive's Long Term Incentive Plan compensation, as determined by Company, for the period to which his relevant LTIP Compensation Deferral Election relates.

         (i) The term "LTIP COMPENSATION DEFERRAL ELECTION" means the election made by an active Participant or eligible Executive, pursuant to Section 4.1 to defer receipt of all or a portion of his LTIP Compensation which becomes fixed and determined (after the date of the Deferral Election) and payable to him in the calendar year to which the election relates.

         (j) The term "PARTICIPANT" means a person who has amounts currently deposited and credited to a Deferral Account, maintained by the Trustee on his behalf pursuant to the terms of the Plan. An active Participant is a Participant who is actively employed by the Company as an Executive and who is actively participating in the Plan.

         (k) The term "TRUST" means, with regard to LTIP Compensation deposited by the Company and credited by the Trustee on behalf of a Participant pursuant to his LTIP Compensation Deferral Election, the PREMIUM STANDARD FARMS DEFERRED COMPENSATION PLAN GROUP TRUST.

         (l) The term "TRUSTEE" means A.G. Edwards Trust Company or the bank or trust company designated as its successor trustee under the agreement and declaration establishing the Trust.

         2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


                    SECTION 3. ELIGIBILITY FOR PARTICIPATION

         3.1 ELIGIBILITY. An employee of the Company shall be eligible to participate in the Plan with respect to a calendar year if:


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                  (a)      He qualifies as an Executive with respect to such
                           year; and

                  (b) The Committee has selected such Executive to participate with respect to such year.

         The initial Participants in the Plan are listed on the attached Schedule A. The Committee may add additional Participants or remove existing Participants from time to time by written action.

         3.2 INACTIVE PARTICIPANTS. If at a future date an active Participant no longer meets the requirements for participation in this Plan for reasons other than termination of employment, the Participant shall become an inactive Participant, retaining all of the rights accorded Participants by this Plan, except the right to make additional deferrals of LTIP Compensation pursuant to
Section 4. Such an individual shall remain an inactive Participant unless and until he again becomes an active Participant by again qualifying as an Executive entitled to participate in this Plan.


                    SECTION 4. DEFERRAL OF LTIP COMPENSATION

         4.1 DEFERRAL OF LTIP COMPENSATION. At the times and in the manner specified below, an active Participant or an eligible Executive may make an irrevocable election in writing to defer all or a portion of his LTIP Compensation until a specified date in the future.

                  (a) TIMING AND NATURE OF LTIP COMPENSATION DEFERRAL ELECTION. An active Participant or eligible Executive described in the preceding paragraph may make a LTIP Compensation Deferral Election, prior to December 31 of any calendar year, to defer receipt of any percentage in whole numbers (e.g., 1%, 7%, etc.) of his LTIP Compensation which is not then fixed or determined but which is expected to be fixed and determined, and paid, in the following calendar year.

                  (b) ELECTIONS BY NEWLY ELIGIBLE EXECUTIVES. Notwithstanding anything in this Section 4.1 to the contrary, when an Executive first becomes an eligible Executive, he may make the election described in subsection (a) above, as applicable (to be applied to the LTIP Compensation, if any, earned by and payable to him with respect to the calendar year in which he is first an eligible Executive), within 30 days after the date he first becomes an eligible Executive, provided that at the time the election is made the amount of the LTIP Compensation payable to him with respect to such calendar year has not been fixed and determined.

                  (c) CREDITING OF DEFERRED AMOUNTS. As soon as practicable after LTIP Compensation subject to a LTIP Compensation Deferral Election would, but for the provisions of this Plan, be payable to an active Participant or eligible Executive, the Company shall deposit with the Trustee, and direct the Trustee to credit to his Deferral Account, the amount of the LTIP Compensation the active Participant or eligible Executive elected to defer.


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               SECTION 5. ELECTIONS OF TIMING AND FORM OF PAYMENT

         5.1      ELECTING THE TIME OF PAYMENT.

                  (a) GENERAL RULE. An active Participant or eligible Executive shall, in his LTIP Compensation Deferral Election, elect to commence receipt of payment of the deferred amount (and earnings thereon):

                           (1)      30 days after termination of employment;

                           (2) on a specified deferral ending date which is at least two years after the calendar year in which the LTIP Compensation would have been paid but for the deferral election;

                           (3) the earlier of the dates specified in (1) and (2) above;

                           (4) the earlier of the date specified in (1) above, or the date 30 days after a Change of Control; or

                           (5) the earlier of (i) the date specified in (3) above, or (ii) the date 30 days after a Change of Control.

                           In addition, upon application made to the Committee not later than the last day of the calendar year that ends at least two years prior to the beginning of the calendar year in which such amounts first become payable, and with the approval in its sole discretion of the Committee, a Participant may elect to receive payment of deferred LTIP Compensation (and earnings thereon) at one of the times reflected in (1) through
                           (5) above, notwithstanding the initial election as to the time of payment reflected in the pertinent LTIP Compensation Deferral Election; provided however, that the change in election as to the timing of the payment must provide for payment at a later time than the time for payment elected in the initial LTIP Compensation Deferral Election.

                           EXAMPLE: Participant A completes a LTIP Compensation Deferral Election on December 31, 2000, for deferral of a portion of his LTIP Compensation payable in 2001 which has not been fixed or determined as of the date of the election. Participant A elects to receive his deferred LTIP Compensation on July 1, 2005. The election is permissible because his deferral ending date is a date certain that is more than two years after the 2001 calendar year, which is the year in which the LTIP Compensation would have been paid but for the deferral election.

                           Participant B similarly completes a LTIP Compensation Deferral Election form, but elects to receive her deferred Compensation 30 days after termination of her employment. The election is permissible.


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                           Participant C similarly completes a LTIP Compensation
                           Deferral Election form and, like Participant A, selects a deferral ending date of July 1, 2004. But Participant C further elects to receive his deferred LTIP Compensation on the earlier of (i) 30 days after his termination of employment, and (ii) the July 1, 2004, deferral ending date. The election is permissible.

                           Participant D similarly completes a LTIP Compensation Deferral Election form and, like Participant A, selects a deferral ending date of July 1, 2004. But Participant D further elects to receive his deferred LTIP Compensation on the earlier of (i) 30 days after his termination of employment, (ii) the July 1, 2004, deferral ending date, or (iii) 30 days after a Change of Control. The election is permissible.

                  (b)      EXCEPTIONS. Notwithstanding anything in subsection
                           (a) above, or in any other provision of the Plan, the following additional rules apply to the time at which amounts are payable by this Plan:

                           (1) DEATH OF PARTICIPANT. The balance of a Participant's Deferral Account shall be paid to the Participant's Beneficiary as soon as practicable after the Participant's death.

                           (2) DISABILITY OF PARTICIPANT. The balance of a Participant's Deferral Account shall be paid to the Participant upon the Participant's total and permanent disability. For this purpose, a "total and permanent disability" is a physical or mental condition that entitles the Participant to Social Security disability benefits. Payment shall be made to the Participant as soon as practicable after the Participant files with the Committee proof of his disability determination by the Social Security Administration.

                           (3) HARDSHIP. In the event of an unforeseen financial hardship or financial emergency occurring in the personal affairs of the Participant, the Committee, upon application by the Participant, may accelerate the payment of all or a portion of the balance of his Deferral Account.

                                    A great financial hardship or unforeseen emergency will be deemed to have occurred if the payment of benefits is for or on account of:

                                    (i)      unemployment of the Participant, or
                                             employment at a salary fifty
                                             percent (50%) or less than the sum
                                             of his prior Compensation and LTIP
                                             Compensation with the Company,

                                    (ii)     expenses for medical care
                                             previously incurred by the
                                             Participant, his spouse, or any of
                                             his other dependents,


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                                    (iii)    costs directly related to the
                                             Participant's purchase of his
                                             principal residence (excluding
                                             mortgage payments),

                                    (iv)     bankruptcy of the Participant,

                                    (v)      payment of tuition, related
                                             educational fees, and room and
                                             board expenses, for the next 12
                                             months of post-secondary education
                                             for the Participant, his spouse, or
                                             other dependents,

                                    (vi)     payments necessary to prevent the
                                             eviction of the Participant from
                                             his principal residence or the
                                             foreclosure on the mortgage on that
                                             residence, or

                                    (vii)    other events of a similar
                                             magnitude.

                                    The accelerated payment made pursuant to this subsection shall not exceed the amount the Committee, in its complete discretion, determines is necessary to satisfy the great financial hardship or unforeseen emergency.

                           (4) ACCELERATION OF PAYMENT DATE SUBJECT TO SUBSTANTIAL RESTRICTION. The Committee, upon application by the Participant, may accelerate the payment of up to ninety-five percent (95%) of the balance of the Participant's Deferral Account, subject to a forfeiture by the Participant of a portion of his Deferral Account. The amount of the forfeiture shall be equal to five percent (5%) of the amount of the payment accelerated by the Committee.

                           (5) TERMINATION OF THE PLAN AND TRUST. All amounts credited to Participants' respective Deferral Accounts shall be payable immediately upon termination of the Plan and Trust as described in Section 12.2.

                  (d) FINAL PAYMENT FROM TRUST. The final payment from the Trust to a Participant or Beneficiary may be adjusted to account for prior overpayments or underpayments attributable to estimates of earnings allocable to prior distributions of deferred LTIP Compensation.

         5.2      ELECTING THE FORM OF PAYMENT.

                  (a) GENERAL RULE. Each active Participant or eligible Executive shall, in his LTIP Compensation Deferral Elections, elect the form in which the Plan shall pay his deferred LTIP Compensation (and earnings thereon). Such an active Participant or eligible Executive may elect that such amounts be paid:

                           (1)      in a single lump sum; or


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                           (2)      in ten substantially equal annual
                                    installments, adjusted annually for earnings on the unpaid balance.

                           In addition, upon application to the Committee not later than the last day of the calendar year that ends at least two years prior to the beginning of the calendar year in which such amounts first become payable, and with the approval in its sole discretion of the Committee, a Participant may elect to receive payment of deferred LTIP Compensation (and earnings thereon) in any of the forms listed above, notwithstanding the initial election as to form as reflected in the pertinent LTIP Compensation Deferral Election.

                  (b)      EXCEPTIONS. Notwithstanding anything in subsection
                           (a) above, or any other provision of the Plan, the following additional rules apply to the form in which amounts are payable by this Plan:

                           (1) DEATH OF PARTICIPANT. A Participant may designate, in his Beneficiary designation on file with the Committee, the form in which payments on account of his death should be made to his Beneficiary. The Participant may elect to have such payments made in any of the forms described in subsections (1) or
                                    (2) of subsection (a) above. In the event the Participant fails to designate a form of death benefits, death benefits shall be paid in a single lump sum.

                           (2) DISABILITY OF PARTICIPANT. Upon application to the Committee at least 60 days prior to the calendar year in which such amounts first become payable, and with the approval of the Committee in its sole discretion, a Participant may elect to receive payments made pursuant to subsection 5.1(b)(2) in any of the forms described in subsections (1) or
                                    (2) of subsection (a) above. If the
                                    Participant fails to timely make an election concerning the form of payment, payment shall be made in a single lump sum.

                           (3) HARDSHIP AND ACCELERATED PAYMENTS. Payments made pursuant to subsection 5.1(b)(3) or (4) shall be made in a single lump sum.

                           (4) TERMINATION OF THE PLAN AND TRUST. Upon termination of the Plan and Trust, a Participant's Deferral Account shall be paid in a single lump sum, irrespective of any elections made pursuant to subsection 5.2(a). See also Section 12.2.

                  SECTION  6. INVESTMENT OF DEFERRAL AND VESTING ACCOUNTS

         The Deferral Account maintained by the Trustee on behalf of a Participant shall be credited with earnings (and losses) resulting from investment by the Trustee. Participants may request that amounts deposited and credited to their respective Deferral Accounts be invested in particular investments, chosen from a set of options established by the Committee. The


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Participants' requests shall not be binding, however, and the Committee, in its sole discretion, may elect to:

                  (a) instruct the Trustee to decline to honor Participant's requests,

                  (b) direct the Trustee to invest amounts deposited and credited to Deferral Accounts in another manner, or

                  (c) permit the Trustee to invest amounts deposited and credited to Deferral Accounts in the manner the Trustee considers most appropriate or, where the Committee provides such guidelines, in accordance with general investment guidelines established by the Committee and communicated in writing to the Trustee.


                     SECTION 7. DESIGNATION OF BENEFICIARIES

         7.1 GENERAL RULE. A Participant may designate a Beneficiary or Beneficiaries who are to receive upon his death the payments that otherwise would have been paid to him. Such Beneficiary designation may include an election concerning the form in which death benefits are to be paid by the Plan to the Beneficiary or Beneficiaries. All designations shall be in writing and shall be effective only if and when delivered to the Committee or its designee during the lifetime of the Participant.

         7.2 SPECIAL RULE FOR MARRIED PARTICIPANTS. Notwithstanding Section 7.1, the spouse of a married Participant shall be deemed to be the Participant's sole primary Beneficiary. The Participant may designate a primary Beneficiary other than his spouse only if the spouse consents in writing, on a form the Committee or its designee shall provide, and the spouse's signature is notarized. Spousal consent is not required if the Participant is legally separated or cannot locate his spouse.

         7.3 CHANGING BENEFICIARY DESIGNATIONS. Subject to Section 7.2, a Participant may, from time to time during his lifetime, change his Beneficiary or Beneficiaries by a written instrument delivered to the Committee or its designee. The term "Beneficiary" may include a trust, so long as the trust survives the Participant's death. A Participant's designation of his spouse as a Primary Beneficiary shall automatically lapse upon his divorce or legal separation from the spouse.

         7.4 FAILURE TO DESIGNATE A BENEFICIARY. In the event that a Participant is not survived by a Beneficiary, or if for any reason a Beneficiary designation shall be ineffective in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate, and in such event the term "Beneficiary" shall include his estate.

               SECTION 8. MERGER, CONSOLIDATION AND SALE OF ASSETS

         8.1 MERGER. In the event the Company consolidates with, merges into, or transfers all or substantially all of its assets to another entity (hereinafter referred to as a "Successor Employer"), the Company and such Successor Employer may agree that the Successor Employer shall assume the Company's obligations under this Plan in whole or in part. In no event shall such merger, consolidation or transfer extinguish the Company's or the Successor Employer's obligations to Participants and their Beneficiaries under this Plan. In the event the Successor Employer elects to terminate the Plan and Trust, all amounts credited to Participants'

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respective Deferral Accounts shall be paid to the Participants or their
Beneficiaries in a single sum as soon as practicable.

         8.2 ACQUISITION BY ANOTHER EMPLOYER. In the event the Company is sold to another corporation or other party(ies) ("New Company"), the Company may agree with such New Company that the New Company shall assume the obligations under this Plan in whole or in part. In no event shall such sale extinguish the Company's or New Company's obligations to Participants and their Beneficiaries under this Plan. In the event the New Company elects to terminate the Plan and Trust, all amounts credited to Participants' respective Deferral Accounts shall be paid to the Participants or their Beneficiaries in a single sum as soon as practicable.


                        SECTION 9. RIGHTS OF PARTICIPANTS

         Notwithstanding the depositing and crediting of amounts to the Deferral Account maintained by the Trustee on behalf of a Participant, the right of the Participant, or his Beneficiary, to receive a distribution under this Plan shall be an unsecured claim against the general assets of the Company. Participants and Beneficiaries shall have the status of general unsecured creditors of the Company. This Plan constitutes a mere promise by the Company to make benefit payments in the future.

         The Deferral Account maintained by the Trustee on behalf of a Participant may not in any way be encumbered or assigned by a Participant or his Beneficiary.

         Nothing in this Plan shall give any Participant the right to be retained as an Executive or an employee of the Company, affect the right of the Company to remove any Executive or employee, or give any Executive or employee (or his Beneficiary) the right to receive a particular amount of LTIP Compensation from the Company.


                           SECTION 10. ADMINISTRATION

         10.1 ADMINISTRATIVE COMMITTEE. The Committee shall administer the Plan. The Committee may appoint an administrative committee (the "Administrative Committee") to assist it in the administration of the Plan. The Administrative Committee may act on behalf of the Committee with respect to all matters concerning the Plan, except for those matters the Committee specifically reserves, in this Plan or otherwise, for its own action. The Board or the Committee may remove, replace, or appoint members of the Administrative Committee at any time.

         10.2 POWERS OF ADMINISTRATIVE COMMITTEE. The Committee shall have the power to interpret the Plan and to determine all questions that arise under it. Such power includes, for example, the administrative discretion necessary to determine whether an individual meets the Plan's written eligibility requirements, and to interpret any other term contained in this document. All payments of benefits under the Plan shall be made by the Company or by the Trustee in accordance with the terms of this Plan and the agreement and declaration establishing the Trust. The decision of the Committee upon all matters within the scope of its authority shall be final and binding on all parties, shall be subject to the most deferential standard on review, and shall not be affected by any actual or alleged conflict of interest. No member of the Committee or the Administrative Committee may act, in his capacity as a member of the Committee or





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Administrative Committee, with respect to a matter concerning his eligibility or benefits under the Plan.


                         SECTION 11. CLAIMS AND APPEALS

         11.1 CLAIMS FOR BENEFITS; INITIAL PROCESSING. Claims for benefits under the Plan normally will be approved or denied by the Committee within 30 calendar days after they are received by the Committee or its designee. If an extension of time is required to process the claim, the extension will not exceed 30 calendar days, and the claimant shall be provided notice of any extension. The notice shall explain the reason for the extension and when a decision will be made. Claims not resolved prior to the end of the extension may be deemed denied.

         11.2 CLAIM DENIAL. If a claim for benefits is denied (or deemed denied), the Committee or its designee shall provide the claimant with written notice reflecting the reasons for the denial, with a specific reference to the Plan provisions upon which the decision was based. The notice shall also reflect any additional information that may be necessary for the claimants claim to be approved.

         11.3 APPEALING A DENIED CLAIM. A claimant may appeal the denial of a claim by writing the Committee and stating that he wishes to appeal. In order to be considered, the appeal must be received by the Committee or its designee no more than 30 calendar days after notice of the denial is provided (or, if no notice is provided, then after the earliest date on which the claimant is entitled to deem the claim denied).

         11.4 PROCESSING APPEALS. If a claimant appeals a denial of a claim, the Board shall review the claim and any additional information furnished by the claimant. The Board shall decide the appeal within 30 calendar days after it is received, but in unusual circumstances may delay resolution of the appeal for an additional 30 calendar days. The claimant shall be notified of any delay within 30 calendar days after the appeal is received by the Committee or its designee. After the appeal is decided, the Board shall notify the claimant in writing of its decision, and explain how the appeal was decided and what Plan provisions were relied upon.


                     SECTION 12. AMENDMENTS AND TERMINATION

         12.1 AMENDMENT. The Company in its absolute discretion, without notice, may at any time and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan. No such modification or amendment may, without the consent of a Participant (or his Beneficiary in the case of his death) reduce the right of a Participant (or his Beneficiary, as the case may
be) to the payment of any amount deposited and credited to his Deferral Account under the Plan as of the date of such modification or amendment.

         12.2 SUSPENSION AND TERMINATION. The Company in its absolute discretion, without notice, at any time may suspend or terminate the Plan. In addition, the Committee may suspend or terminate an active Participant's further participation in the Plan at any time. Other than earnings on a Participant's Deferral Account credited under Section 6, no additional LTIP Compensation may be deferred by any Participant following suspension or termination of the Plan, or to such an Account of an inactive Participant following termination of his or her participation in the Plan. Upon termination of a Participant's participation in the Plan, distribution


                                       11
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of a Participant's Plan benefit shall be made in the manner and at the time described under the Plan's normal provisions.

         Upon suspension of the Plan, distribution of a Participant's Plan benefit shall be made in the manner and at the time described under the Plan's provisions, and the Trust shall not terminate until all monies on deposit thereunder are either paid to Participants and their Beneficiaries, or returned to the Employer, as provided for under the agreement and declaration establishing the Trust.

         In the event the Company, a Successor Employer described in Section 8.1, or a New Employer described in Section 8.2 elects to terminate the Plan, all amounts then on deposit with and credited to Participants' respective Deferral Accounts shall, notwithstanding anything herein to the contrary, be paid as soon as practicable to the Participants (or their Beneficiaries, as the case may be) in a lump sum.


                           SECTION 13. APPLICABLE LAWS

         The Plan shall be construed, administered, and governed in all respects under and by the laws of the State of Missouri, to the extent federal law does not apply.

                            SECTION 14. INCOMPETENCY

         Every person receiving or claiming payments under this Plan shall be conclusively presumed to be mentally competent until the date on which the Committee or its designee receives written notice, in a form and manner acceptable to the Committee, that such person is incompetent and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event a guardian or conservator of the estate of any person receiving or claiming payments under this Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian or conservator, provided that proper proof of appointment and continuing qualification are furnished in a form and manner acceptable to the Committee or its designee. Any such payment so made shall be a complete discharge of any liability therefor.


                              SECTION 15. EXPENSES

         Costs of administration of the Plan and Trust, and all taxes imposed on the Plan or Trust shall be paid by the Company. Participants' Deferral Accounts shall not be reduced for these amounts.


                              SECTION 16. NOTICES

         Any notice or election required or permitted to be given hereunder shall be in writing, in the form prescribed by the Committee, and shall be deemed to be filed with the Committee:

         (a) On the date it is personally delivered to the Committee (or its designee), or


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
         (b) Five business days after it is sent by registered or certified mail, addressed to the Committee (or its designee) at the Company's address.


                     SECTION 17. WITHHOLDING AND DEDUCTIONS

         All payments made under the Plan by the Company or the Trustee to any Participant or Beneficiary, shall be subject to applicable withholding and to such other deductions that are required by applicable law, and to the delivery to the Committee (or its designee) or the Trustee of any documents, applications or other information deemed necessary by the Committee or the Trustee, in their sole discretion, as a condition precedent to payment.


                      SECTION 18. INVALIDITY OF PROVISIONS

         If any provision of the Plan is held or found to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included. Similarly, in the event any provision of the Plan is held or found to be ineffective or unenforceable with respect to allowing for the deferral of income taxation as intended by the Plan, such provision shall be severed from the provisions of the Plan that are so effective or enforceable, and such latter provisions shall be considered to constitute a separate arrangement.


                        19. TAX ADVANTAGES NOT GUARANTEED

         Neither the Company, the Committee, the Administrative Committee, nor any other person guarantees that any particular Participant or Beneficiary will achieve the tax advantages contemplated by this Plan, and neither the Company, the Committee, the Administrative Committee or any other person indemnifies or holds harmless a Participant or Beneficiary with respect to liability, whether or not unintended or unforeseen, for income taxes, excise taxes, interest and/or penalties, or any other liability, arising from or incurred in connection with this Plan.

         In the event any benefits payable hereunder to a Participant or Beneficiary are subjected to taxation prior to the date such benefits are payable under the terms of the Plan, the payment of such benefits shall be accelerated so that, to the extent practicable, the Participant or Beneficiary receives such benefits in the taxable year in which such amounts are subjected to taxation.


                       20. RETURN OF COMPANY CONTRIBUTIONS

         Nothing in this Plan nor the agreement and declaration establishing the Trust shall be construed to prevent the return to the Company of amounts contributed to the Trust by the Company due to a mistake of fact or law, including (but not limited to) erroneous calculations or erroneous determinations of eligibility.

         IN WITNESS WHEREOF, the Company hereby adopts this PREMIUM STANDARD FARMS DEFERRED COMPENSATION PLAN this 29th day of December, 2000.

                                      PREMIUM STANDARD FARMS


                                      BY:    /s/ David Klein
                                             __________________________________



                                     TITLE:  Vice President, Human Resources
                                             __________________________________
ATTEST:


/s/ John Meyer
____________________________



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
                                   APPENDIX A

Initial eligible Executives are:

             JOHN MEYER
             STEVE LIGHTSTONE
             ROBERT MANLEY
             CHARLIE ARNOT
             DAVE KLEIN
             MIKE TOWNSLEY
             JERRY SCHULTE
             DAVID JAMES
             MARK WARREN
             CINDY BRABANDER
             DON KILLINGSWORTH
             CALVIN HELD
             DENNIS RIPPE
             DAVE TOWNSEND
             DAN HARRIS
             COLLETTE SCHULTZ-KASTER
             MARK TRULL